CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 24 to the registration statement on Form N-1A ("Registration Statement") of our report dated May 17, 2002, relating to the financial statements and financial highlights which appears in the March 31, 2002 Annual Report to Shareholders of Western Asset Intermediate Portfolio, Western Asset Core Portfolio, Western Asset Core Plus Portfolio, Western Asset Inflation Indexed Bond Portfolio, Western Asset High Yield Portfolio and Western Asset Non-U.S. Fixed Income Portfolio (six of the Portfolios comprising Western Asset Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Baltimore, Maryland
July 17, 2002